Exhibit 10(a) 81

                       Entergy Corporation
       Amend to the Defined Contribution Restoration Plan

     Mr. Blount then referred to the Defined Contribution

Restoration Plan for Entergy Corporation and Subsidiaries

(Restoration Plan).  He stated that, effective January 1, 1991,

the Restoration Plan was amended to terminate virtually all

additional accruals under participants' ESOP Restoration Accounts under the Restoration Plan with certain limited exceptions.  He further stated that, due to these amendments, participants' ESOP

Restoration Accounts are now essentially frozen with the

exception of periodic credits based on the Corporation's

dividends on common stock.


     Mr. Blount suggested that, due to relatively small balances held in the majority of the ESOP Restoration Accounts, the cost of maintaining each of these frozen accounts and the fact that no additional substantive accruals will be credited to such

accounts, the Restoration Plan should be amended to close such accounts as of May 31, 1992, and all Restoration Plan benefits accrued under such ESOP Restoration Accounts through that date be distributed by the respective employers to appropriate

participants as soon as practicable thereafter.

     After discussion, upon motion duly made, seconded and

unanimously adopted, it was


          RESOLVED, That, effective May 31, 1992, ESOP
     Restoration Accounts under the Defined
     Contribution Restoration Plan of Entergy
     Corporation and Subsidiaries (Restoration Plan) as defined by the terms of the Restoration Plan in effect on December 31, 1990, be closed pursuant to the authority granted to the Corporation under the Restoration Plan and all accrued Restoration Plan benefits credited to such ESOP Restoration
     Accounts as of May 31, 1992, be distributed by the respective employers to appropriate Restoration
     Plan participants as soon as practicable thereafter; provided, however, that (i) any benefits attributable to such ESOP Restoration
     Accounts shall accrue no additional benefits under the Restoration Plan after May 31, 1992, and (ii) any and all Savings Plan Restoration Accounts under the Restoration Plan shall remain subject to terms of the Restoration Plan and shall be unaffected by any distributions from the ESOP
     Restoration Accounts closed hereunder; and further

          RESOLVED, That the officers of the
     Corporation be, and each of them hereby is, authorized and directed on behalf of the Corporation, to make any and all amendments to the Restoration Plan as may be necessary, appropriate or desirable to reflect the distribution of accrued benefits credited to participants' ESOP
     Restoration Accounts as of May 31, 1992, consistent with the foregoing resolution; and further

          RESOLVED, That the officers of the
     Corporation be, and each of them hereby is, authorized and directed on behalf of the Corporation to execute and deliver all such documents, certificates of amendment and other papers, and to perform and do such other acts and things as they, in their judgment, may deem necessary or appropriate to effectuate the purpose and intent of the foregoing resolutions.